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                                                         Exhibit 99.B(d)(12)(ii)

                                 AMENDMENT NO. 2
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                                   BAMCO, INC.

     AMENDMENT No. 2 made as of this 12th day of May, 2005, to the Investment Sub-Advisory Agreement dated as of March 11, 2002 (the "Agreement"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "Adviser"), and BAMCO, Inc., a corporation organized and existing under the laws of New York (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

     Delete in its entirety the last sentence of Paragraph 2(E), which reads:

          "In addition, subject to seeking the best execution available, the subadviser may also consider sales of shares of the portfolio as a factor in the selection of brokers and dealers."

     This Amendment shall become effective as of the date first written above.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.

Attest:                                   ING LIFE INSURANCE AND ANNUITY COMPANY


                                          By:  /s/ Laurie M. Tillinghast
---------------------------                    --------------------------

                                          Title: Vice President


Attest:                                   BAMCO, INC.


                                          By:  /s/ Linda S. Martinson
---------------------------                    --------------------------
Maribel Soulaine                                   Linda S. Martinson
Paralegal & Notary Public                 Title:   V.P. & General Counsel

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